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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


HOUSEHOLD INTERNATIONAL, INC.:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 to be filed with the Securities and Exchange Commission on or about December 20, 1999 of our report dated January 20, 1999, included in Household International, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.

                                        /s/Arthur Andersen LLP
                                        Arthur Andersen LLP


Chicago, Illinois
December 20, 1999